UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 30, 2004

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	06-1110906
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

37 N. ORANGE AVENUE, SUITE 500

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 926-6615

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 926-6616

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREHOLDINGS.COM

(REGISTRANT’S WEBSITE ADDRESS)

Item 5. Other Events.

On July 1, 2004, PainCare Holdings, Inc., a Florida corporation (the “Company”) completed two separate institutional private placement offerings with aggregate proceeds of $3.0 million to existing investors in the Company.

Pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), with an institutional investor (the “Investor”), the Company issued and sold to the Investor (i) $1.5 million principal amount of a Secured Convertible Term Note due June 30, 2007 (the “Note”) and (ii) warrants to purchase 165,000 shares of Common Stock at an exercise price of $3.60 per share for the first 82,500 shares and $3.76 per share for the remaining shares. The warrants are exercisable until June 30, 2011 (the “Warrants”). The Note bears interest at a fluctuating interest rate equal at all times to the prime rate plus 2%, subject to reduction if the value weighted average rice of the Company’s Common Stock exceeds certain benchmarks. The initial interest rate on the Note is 6%.

The Note is convertible into shares of Common Stock at a price of $3.15 per share (subject to adjustment). The Company may require that the holder of the Note convert its outstanding Note into Common Stock under specified circumstances. The principal amount of the Note is repayable in monthly installments, commencing as of October 1, 2004, in the initial amount of $50,000 eventually increasing to 60,000 and may be paid, at the Company’s option, in cash or, subject to certain conditions, additional shares of Common Stock.

Pursuant to a separate Securities Purchase Agreement with an institutional investor, the Company issued and sold to such investor a $1.5 million fixed price Convertible Debenture. The investor also received warrants to purchase 165,000 shares of the Company’s Common Stock.

The 7.5% Convertible Debenture is due June 2007 and is convertible into shares of the Company’s Common Stock at $3.15 per share. Interest on the Debenture is payable in quarterly installments commencing in September 2004 in cash or stock, at the Company’s election. The warrants to be issued to the investor have a term of four years and are exercisable as follows: 82,500 shares at $3.60 per shares and the remaining shares at $3.76 per share.

The Company intends to use the net proceeds of the Note and Debenture offerings to make acquisitions and for general corporate purposes.

The Company entered into Registration Rights agreements, with the investors pursuant to which the Company agreed to prepare and file with the Securities and Exchange Commission by August 29, 2004 a registration statement covering the resale of the Common Stock that is issuable upon conversion of the Note and Debenture and/or exercise of the Warrants, and/or issuable in payment of principal and interest on the Note and Debenture.

The securities sold in these private placements have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release of the Company dated July 6, 2004

The exhibit attached hereto under “Item 7. Financial Statements and Exhibits” shall not be deemed “filed” for purposes of Section 18 of the Securities act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAINCARE HOLDINGS, INC.

Date: July 6, 2004	BY:	/s/ RANDY LUBINSKY
Chief Executive Officer and Director

Date: July 6, 2004	BY:	/s/ MARK SZPORKA
Chief Financial Officer, Secretary and Director